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                                      EXHIBIT 5

                                     [LETTERHEAD]


                                   October 16, 1997




IMPCO Technologies, Inc.
16804 Gridley Place
Cerritos, California  90703

Gentlemen:

    In connection with Post-Effective Amendment No. 4 to Form S-3 (Registration No. 33-56610) (the "Registration Statement"), filed on October 16, 1997 by IMPCO Technologies, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), you have requested us to furnish our opinion as to the legality of the shares of Common Stock (the "Common Stock") and the Warrants (the "Warrants") being registered thereunder.

    We have examined the Registration Statement, the Certificate of Incorporation, as amended, and Bylaws of the Company, certain records of the Company's proceedings as reflected in its minute books, and the originals, or certified, conformed or reproduction copies, of such other documents, certificates and records as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In rendering our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents, certificates and records submitted to us as originals, the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

    Based on the foregoing, we are of the opinion that the Common Stock and Warrants have been duly authorized and when the Common Stock is issued and delivered by the Company and paid for as contemplated by the Registration Statement, it will be legally and validly issued, fully paid and nonassessable, and when the Warrants are issued they will be legally and validly issued.


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    We hereby consent to the use of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act.

                                       Very truly yours,

                                       Davis Wright Tremaine LLP

                                       /s/ Davis Wright Tremaine LLP